                                                                EXHIBIT 3.02(b)

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 12:01 PM 10/17/1996
                                                         960301844 -- 0504228

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          AVIS RENT A CAR SYSTEM, INC.

           ----------------------------------------------------------

              Pursuant to Sections 228, 242 and 245 of the General
                    Corporation Law of the State of Delaware

           ----------------------------------------------------------

      Avis Rent A Car System, Inc., a Delaware corporation (hereinafter the "Corporation"), does hereby certify as follows;

      FIRST: The name of the Corporation is Avis Rent A Car System, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 18, 1956 and the name under which the Corporation was originally incorporated was Avis Rent-A-Car System, Inc.

      SECOND: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation of the Corporation restates and integrates and further amends the provisions of the Corporation's Certificate of Incorporation.

      THIRD: The entire text of the Corporation's Certificate of Incorporation as heretofore amended, is hereby amended and restated in its entirety to read as follows:

      FIRST: The name of the Corporation is Avis Rent A Car System, Inc. (hereinafter the "Corporation"),

      SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

      SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed in its name this 17th day of October, 1996.

                                               AVIS RENT A CAR SYSTEM, INC.

                                               By /s/ James E. Buckman
                                                  ---------------------------
                                                  Name: James E. Buckman
                                                  Title: Vice President


                                        4